Exhibit 99.1

                               Corporate & financial news release

SCOTT’S LIQUID GOLD ANNOUNCES MANAGEMENT TEAM

Tisha Pedrazzini named President

David Arndt named CFO

GREENWOOD VILLAGE, COLORADO – October 18, 2021 – Scott’s Liquid Gold-Inc. (OTC: SLGD) today announced several leadership changes as the company’s transformation continues.

Following her appointment to Interim Co-President in May, Scott’s is pleased to announce that Tisha Pedrazzini will be named President and Principal Executive Officer of Scott’s Liquid Gold effective October 22, 2021. David Arndt, who has held increasingly senior positions at Scott’s over the last four years, most recently in the position of Senior VP of Finance and Controller, will be named Chief Financial Officer.

Dan Roller, Chairman of the Board, expressed the Board’s confidence in Tisha Pedrazzini and David Arndt. “Tisha has been an integral part of Scott’s leadership team for the past six months, developing and beginning to execute strategies to drive continued transformation, operational excellence and growth.  She is an outstanding leader with a pertinent skillset developed during her 20+ year career in consumer products, and the company will benefit from her ongoing leadership to build on the strategic vision she has helped create this year,” he said. “David is a trusted financial leader and has been a great partner to the organization.  We are lucky to have him in this role.”

“I am honored to serve as President of Scott’s,” said Ms. Pedrazzini. “My confidence in the future is rooted in my confidence in our brands. Scott’s is transforming to be a faster-growing, more profitable company. We are motivated to win, committed to growth, and have a strong focus on driving efficiencies in everything we do. I look forward to partnering with the Scott’s team to best serve our consumers and create value for our shareholders.”

“I’m confident that the strong relationship that David and I have built over the past six months will enable us to deliver results,” added Ms. Pedrazzini. “David has helped the company financially navigate through the pandemic in order to position us for future growth.”

“I want to thank our board of directors for its vote of confidence,” said Mr. Arndt. “I’m looking forward to working with Tisha and our team to grow our brands, maximize results, and increase shareholder value.”

Kevin Paprzycki, Interim Co-President and Chief Financial Officer, will be resigning from his roles on October 22, 2021. The Company thanks Mr. Paprzycki for his contributions and leadership, including his efforts over the past year during the COVID-19 pandemic.

About Scott’s Liquid Gold-Inc.

Scott's Liquid Gold-Inc. and its trusted brands have been a part of consumers' lives for over 70 years. Our products deliver high-quality, proven results that are supported by best-in-class consumer ratings and reviews. Our portfolio includes some of the most trusted and recognized consumer brand names, including our namesake Scott’s Liquid Gold wood care products, as well as Kids N Pets, Dryel, Biz Stain Fighter, Denorex, Prell, and Alpha Skin Care. We are also the current American specialty channel distributor for Batiste Dry Shampoo.

Note Regarding Forward-Looking Statements

This news release may contain "forward-looking statements" within the meaning of the federal securities laws that are intended to qualify for the Safe Harbor from liability established by the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" generally can be identified by the use of forward-looking terminology such as "assumptions," "target," "guidance," “strategy,” "outlook," "plans," "projection," "may," "will," "would," "expect," "intend," "estimate," "anticipate," "believe”, "potential," or "continue" (or the negative or other derivatives of each of these terms) or similar terminology.

Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 and the Company's subsequent Quarterly Reports on Form 10-Q and other periodic reports filed with the Securities and Exchange Commission. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent filings with the Securities and Exchange Commission.

Investor Relations Contact:

David Arndt

Senior VP, Finance

303.576.6027